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                                                                   EXHIBIT 99.1

                CONSENT OF A PERSON ABOUT TO BECOME A DIRECTOR

   The undersigned hereby consents to becoming a director of Nassda Corporation. The undersigned also consents to the use of his name in the Nassda Corporation Registration Statement on Form S-1.


                                          /s/ BERNARD ARONSON

                                          --------------------------------------
                                          Bernard Aronson


                                          Date: December 10, 2001